SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT


                    Amendment to Application or Report filed
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


                         Date of Report: August 1, 2003


                             Accesspoint Corporation
             (Exact name of registrant as specified in its charter)



    Nevada                 000-29217                   95-4721385
----------------           ---------                   ----------
(State or other           (Commission                 (IRS Employer
jurisdiction of            File Number)                Identification No.)
incorporation)


6171 W. Century Blvd. Suite 200 LA, CA                       90045
-----------------------------------------                     -----
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code: (310) 846-2500

 Not Applicable
(Former name or former address, if changed since last report.)

=======================================================================

Item 1.  Changes in Control of Registrant

                  None.

Item 2.  Acquisition or Disposition of Assets

                  None.




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Item 3.  Bankruptcy or Receivership

                  None.


Item 4.  Changes in Accountants

                          None.

Item 5.  Other Events and Regulation FD Disclosure

In a special meeting of the board of directors of the registrant on July 30, 2003, the directors resolved to postpone the annual shareholder's meeting scheduled for September 17, 2003. The reasons cited for the delay in the meeting is that the recent granting of the motion to stay proceedings pending ruling on summary judgment filed by the registrant pushes the discovery period of the Bentley v. Barber action past September 17, 2003. The board also cited additional concerns related to the recent filing of a lawsuit by Tom Djokovich and Access Holding Limited Partnership ("plaintiffs") calls for the return of the registrant's shares issued by the plaintiffs to Net Integrated Systems, Limited, in consideration for the extension of a Secured Revolving Line of Credit. No new date for the shareholder's meeting has been set.

Item 6.  Resignation of Directors

                   None.

Item 7.  Financial Statements Pro Forma Financial & Exhibits

                   None.


Item 8.  Changes In Fiscal Year

                   None.

Item 9.  Regulation FD Disclosures

         See Items 1, 5 and 6, above.

                                  Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  August 1, 2003                        Accesspoint Corporation
      -------------------

                                    By:


                                    /s/ Becky Takeda
                                    -----------------
                                    Becky Takeda
                                    Chief Executive Officer, President

    A. EXHIBITS

                            None.